UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2006

BEACON POWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31973 (Commission File Number)	04-3372365 (IRS Employer Identification No.)

234 Ballardvale Street Wilmington, Massachusetts 01887 (Address of Principal Executive Offices) (Zip Code)

(978) 694-9121 (Registrant's telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Beacon Power Corporation announced that its first pre-production unit of its Smart Energy 25 flywheel energy storage system has malfunctioned in the Company's test facility in Wilmington, Massachusetts. As this particular unit is therefore not expected to meet full performance specifications, the Company is analyzing the malfunction to determine whether it affects the design of such units. As part of its normal development process, the Company has previously procured the necessary system components to be able to assemble an additional pre-production unit to conduct additional testing.

Upon completion of such testing, the Company plans to start production of units to build multiple Smart Energy Matrix systems, so as to be able to supply commercial-level frequency regulation services. The goal is to manufacture and install a sufficient number of Smart Energy 25 flywheels to provide at least one megawatt of revenue-generating frequency regulation service before the end of 2007. Beacon also plans to expand production to achieve its goal of 10 to 20 megawatts of revenue-generating service by the end of 2008.

The Smart Energy 25 is designed to store 25 kilowatt-hours (kWh) of energy and to deliver 100 kilowatts of power. The system, manufactured under multiple Beacon patents, is expected to store significantly more energy than any other commercial flywheel known to Beacon Power. Its sustainable, long-life design has been optimized to deliver performance that Beacon believes is ideally suited to the frequency regulation services market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated: December 28, 2006	By:	/s/ F. William Capp
F. William Capp Chief Executive Officer